                                                           EXHIBIT 3.1

                       CERTIFICATE OF INCORPORATION
                                    OF
                         FIRST GLEN BANCORP, INC.

    The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware, certifies as follows:

    1.  Name.  The name of the corporation is
    FIRST GLEN BANCORP, Inc. (hereinafter called the "Corporation").

    2. Address; Registered Agent. The address of the Corporation's registered office is 100 West Tenth Street, City of Wilmington, County of New Castle, State of Delaware; and its registered agent at such address is The Corporation Trust Company.

    3. Purposes. The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

    4. Number of Shares. The total number of shares of stock which the Corporation shall have authority to issue is: One Million (1,000,000), all of which shall be shares of Common Stock of the par value of Ten Dollars ($10.00) each.

    5. Name and Address of Incorporator. The name and mailing address of the incorporator are: Thomas B. Kinsock, 611 Olive St., Suite
1400, St. Louis, Missouri  63101.

    6.  Directors; Election and Classification.
(a) Members of the Board of Directors may be elected either by written ballot or by voice vote.

(b) The Board shall consist of seventeen (17) persons and shall be divided into three classes, with the first class to comprise six (6) members, the second class to comprise six (6) members, and the third class to comprise five (5) members. At the election of the first
Board, the class of each of the seventeen members then elected shall be designated. The term of office of those members then designated as the first class shall expire at the annual meeting of shareholders next ensuing, that of the members designated as the second class at the annual meeting of shareholders one year thereafter, and that of the members designated as the third class at the annual meeting of shareholder two years thereafter. At each annual meeting of shareholders held after the election and classification of the first Board, directors shall be elected for a full term of three (3) years to succeed those members whose terms then expire.

    7. Adoption, Amendment and/or Repeal of By-Laws. The Board of Directors may from time to time (after adoption by the undersigned of the original by-laws of the Corporation adopt, amend or repeal the by-laws of the Corporation; provided, that any by-laws adopted, amended or repealed by the Board of Directors may be amended or repealed, and any by-laws may be adopted, by the stockholders of the Corporation

    8. Compromise and Arrangements. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of creditors of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholder of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

    IN WITNESS WHEREOF, this certificate has been signed on this 31st day of October, 1980, and the signature of the undersigned shall constitute the affirmation and acknowledgment of the undersigned, under penalties of perjury, that the Certificate is the act and deed of the undersigned and that the facts stated in the Certificate are true.

                                      /s/ Thomas B. Kinsock
                                      Thomas B. Kinsock, Incorporator

                        CERTIFICATE OF AMENDMENT OF
                       CERTIFICATE OF INCORPORATION
                        OF FIRST GLEN BANCORP, INC.
                         Before Payment of Capital

    Pursuant to Section 241 of the General Corporation Law, as amended, the undersigned, being a majority of the directors of the above-named Delaware corporation (the "Corporation"), hereby certify as follows:

    ONE: At a meeting of the board of directors of the Corporation, duly called and held, a majority of the directors acting by resolution adopted the following amendment to the Certificate of Incorporation of the Corporation:

    1. Article 4 of the Certificate of Incorporation of the Corporation, which sets forth the classes and numbers of shares of stock of the Corporation, shall be amended in its entirety to read as follows:

    4. Number and Classes of Shares; Relative Rights, Preferences, and Limitations. The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Million, Five Hundred Thousand (1,500,000), of which One Million (1,000,000) shares of the par value of Ten Dollars ($10.00) each, amounting in the aggregate to Ten Million Dollars ($10,000,000), shall be common stock and Five Hundred Thousand (500,000) shares of the par value of Ten Dollars ($10.00) each, amounting in the aggregate to Five Million Dollars (5,000,000), shall be preferred stock.

        The preferred stock may be issued from time to time in one or more series for any proper corporate purpose without further action by the shareholders. The designations, preferences and other rights and limitations or restrictions of the preferred stock of each series (other than such as are stated and expressed herein) shall be such as may be fixed by the Board of Directors (authority so to do being hereby expressly granted) and stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the initial issue of preferred stock of such series. Such resolution or resolutions shall (a) fix the dividend rights of holders of shares of such series, including the dividend rate thereon, whether such dividends shall be cumulative, and, if so, on what terms, (b) fix the terms on which stock of such series may be redeemed, including amounts payable upon redemption if the shares of such series are to be redeemable, (c) fix the rights of the holders of stock of such series upon dissolution, liquidation or any distribution of assets,
    (d) fix the terms or amount of the sinking fund, if any, to be provided for the purchase or redemption of stock of such series, (e) fix the terms upon which the stock of such series may be converted into or exchanged for stock of any other class or classes or of any one or more series of preferred stock, if the shares of such series are to be convertible or exchangeable, (f) fix the voting rights, if any, of the shares of such series and (g) fix such other designations, preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof desired to be so fixed.

        Except to the extent otherwise provided in the resolution of resolutions of the Board of Directors providing for the initial issue of shares of a particular series or expressly required by law, holders of shares of preferred stock of any series shall be entitled to one vote for each share thereof so held, shall vote share-for-share with the holders of the common stock without distinction as to class and shall not be entitled to vote separately as a class or a series of a class. The number of shares of preferred stock may be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, and the holders of the preferred stock shall not be entitled to vote separately as a class or series of a class on any such increase or decrease.

        All shares of any one series of preferred stock shall be identical with each other in all respects except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accumulate, and all series of preferred stock shall rank equally and be identical in all respects except as specified in the respective resolutions of the Board of Directors providing for the initial issue thereof. Subject to the prior and superior rights of the preferred stock as set forth in any resolution or resolutions of the Board of Directors providing for the initial issue of a particular series of preferred stock, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be delayed and paid on the common stock from time to time out of any fund legally available therefor, and the preferred stock shall not be entitled to participate in any such dividend.

        No holder of stock of the Corporation shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any part of any stock now or hereafter authorized to be issued, or shares thereof held in the treasury of the Corporation or securities convertible into stock, whether issued for cash or other consideration or by way of dividend or otherwise.

    2. Subsection (b) of Article 6 of the Certificate of Incorporation of the Corporation, which sets forth the number and classes of the directors of the Corporation, which sets forth the number and classes of the directors of the Corporation, shall be amended in its entirety to read as follows:

        "(b) The Board of Directors shall be divided into three classes. The number of directors of the first class shall equal one-third
    (1/3) of the total number of directors as determined in the manner provided in the By-Laws (with fractional remainders to count as one); the number of directors of the second class shall equal one-third
    (1/3) of said total number of directors (or the nearest whole number thereto); and the number of directors of the third class shall equal said total number of directors minus the aggregate number of directors of the first and second classes. At the election of the first Board of Directors, the class of each of the members then elected shall be designated. The term of office of each member then designated as a director of the first class shall expire at the annual meeting of the shareholders next ensuing, that of each member then designated as a director of the second class at the annual meeting of shareholders one year thereafter, and that of each member then designated as a director of the third class at the annual meeting of shareholders two years thereafter. At each annual meeting of shareholders held after the election and classification of the first Board of Directors, directors shall be elected for a full term of three (3) years to succeed those members whose terms then expire."

        TWO: The Corporation has not received any payment for any of its stock.

    IN WITNESS WHEREOF, this Certificate has been signed on this 11th day of March, 1981, and the signature of the undersigned shall constitute the affirmation and acknowledgment of the undersigned, under penalties of perjury, that the Certificate is the act and deed of the undersigned and that the facts stated in the Certificate are true.

                                     /s/William L. Bitner
(Seal)                               William L. Bitner III, President

ATTEST:

/s/Michael P. Brassel
Michael P. Brassel, Secretary

                         CERTIFICATE OF AMENDMENT
                                    OF
                       CERTIFICATE OF INCORPORATION

    First Glen Bancorp, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

    FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendments to the Certificate of Incorporation of said corporation:

    RESOLVED that the Certificate of Incorporation of First Glen Bancorp, Inc. be amended by changing Article 4 thereof so that, as amended, said Article shall be and read as follows:

4.  Number and Classes of Shares; Relative Rights, Preferences, and
Limitations

    The total number of shares of all classes of stock which the Corporation shall have authority to issue is Two Million, Five Hundred Thousand (2,500,000), of which Two Million (2,000,000) shares of the par value of Five Dollars ($5.00) each, amounting in the aggregate to Ten Million Dollars ($10,000.000), shall be common stock and Five Hundred Thousand (500,000) shares of the par value of Ten Dollars ($10.00) each, amounting in the aggregate to Five Million Dollars ($5,000,000), shall be preferred stock.

    The preferred stock may be issued from time to time in one or more series for any proper corporate purpose without further action by the shareholders. The designations, preferences and other rights and limitations or restrictions of the preferred stock of each series (other than such as are stated and expressed herein) shall be such as may be fixed by the Board of Directors (authority so to do being hereby expressly granted) and stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the initial issue of preferred stock of such series. Such resolution or resolutions shall (a) fix the dividend rights of holders of shares of such series, including the dividend rate thereon, whether such dividends shall be cumulative, and, if so, on what terms, (b) fix the terms on which stock of such series may be redeemed, including amounts payable upon redemption if the shares of such series are to be redeemable, (c) fix the rights of the holders of stock of such series upon dissolution, liquidation or any distribution of assets,
(d) fix the terms or amount of the sinking fund, if any, to be provided for the purchase or redemption of stock of such series, (e) fix the terms upon which the stock of such series may be converted into or exchanged for stock of any other class or classes or of any one or more series of preferred stock, if the shares of such series are to be convertible or exchangeable, (f) fix the voting rights, if any, of the shares of such series and (g) fix such other designations, preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof desired to be so fixed.

    Except to the extent otherwise provided in the resolution or resolutions of the Board of Directors providing for the initial issue of shares of a particular series or expressly required by law, holders of shares of preferred stock of any series shall be entitled to one vote for each share thereof so held, shall vote share-for-share with the holders of the common stock without distinction as to class and shall not be entitled to vote separately as a class or a series of a class.
The number of shares of preferred stock may be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, and the holders of the preferred stock shall not be entitled to vote separately as a class or series of a class on any such increase or decrease.

    All shares of any one series of preferred stock shall be identical with each other in all respects except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accumulate, and all series of preferred stock shall rank equally and be identical in all respects except as specified in the respective resolutions of the Board of Directors providing for the initial issue thereof. Subject to the prior and superior rights of the preferred stock as set forth in any resolution or resolutions of the Board of Directors providing for the initial issue of a particular series of preferred stock, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the common stock from time to time out of any fund legally available therefor, and the preferred stock shall not be entitled to participate in any such dividend.

    No holder of stock of the Corporation shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any part of any stock now or hereafter authorized to be issued, or shares thereof held in the treasury of the Corporation or securities convertible into stock, whether issued for cash or other consideration or by way of dividend or otherwise.

    BE IT FURTHER RESOLVED, that the Certificate of Incorporation of First Glen Bancorp, Inc. be amended by changing Article 6 thereof so that, as amended said Article shall be and read as follows:

    6.  Directors; Election and Classification.

(a) Members of the Board of Directors may be elected either by written ballot or by voice vote.

(b) The Board shall consist of a minimum of five and a maximum of twenty-five members. The total number of directors may be changed from time to time within the above minimum and maximum numbers by vote of the majority of the total number of directors then in office, provided that such total number of directors may not be increased by more than two between any two successive annual meetings of shareholders. Directors need not be stockholders and each director shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

(c)  The Board of Directors shall be divided into three classes.
     The number of directors of the first class shall equal one-third
     (1/3) of the total number of directors determined in the manner provided in subdivision (b) above (with fractional remainders to count as one); the number of directors of the second class shall equal one-third
     (1/3) of said total number of directors (or the nearest whole number thereto); and the number of directors of the third class shall equal said total number of directors minus the aggregate number of directors of the first and second classes. At the election of the first Board of Directors, the class of each of the members then elected shall be designated. The term of office of each member then designated as a director of the first class shall expire at the annual meeting of the shareholders next ensuing, that of each member then designated as a director of the second class at the annual meeting of shareholders one year thereafter, and that of each member then designated as a director of the third class at the annual meeting of shareholders two years thereafter. At each annual meeting of shareholders held after the election and classification of the first Board of Directors, directors shall be elected for a full term of three (3) years to succeed those members whose terms then expire.

(d) At a special meeting of shareholders called expressly for that purpose, any director, or the entire Board of Directors, may be removed from office at any time, without cause, but only by the affirmative vote of the holders of not less than eighty percent (80%) of the shares of the Corporation then entitled to vote in an election of directors.
     At a special meeting of shareholders called expressly for that purpose, a director may be removed by the shareholders for cause by the affirmative vote of the holders of a majority of the shares then entitled to vote in an election of directors. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if the director whose removal is proposed (i) has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal or (ii) has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duty to the Corporation in a matter of substantial importance to the Corporation, and such adjudication is no longer subject to direct appeal.

(e) Notwithstanding any other provision of the Certificate of Incorporation to the contrary, the affirmative vote of the holders of not less than eighty percent (80%) of the shares of the Corporation then entitled to vote in an election of directors shall be required to alter, amend or repeal, or to adopt any provision inconsistent with the provisions of this Article 6.

BE IT FURTHER RESOLVED, that the Certificate of Incorporation of First Glen Bancorp, Inc. amended by adding a new Article 9 to said certificate which shall reach as follows.

    9. Shareholder Approval of Business Combinations. The approval of any Business Combination (as hereinafter defined) shall, in addition to any affirmative vote required by law or any other provision of this Certificate of Incorporation, require the affirmative vote of the holders of not less than eighty percent (80%) of the shares of the Corporation then entitled to vote generally in the election of directors of the Corporation voting as a single class, with each share to have one (1) vote; provided, however, that any such Business Combination may be approved by the affirmative shareholder vote required by law or otherwise, if: (a) such Business Combination is approved by not less than eighty percent (80%) of the entire Board of Directors of the Corporation, or (b) the consideration to be received per share by holders of Common Stock of the Corporation and by holders of each other class of stock entitled to vote generally in the election of directors of the Corporation, if any, is Fair Consideration (as hereinafter defined).

    a.  Definitions for the purposes of Article 9:

1.  "Business Combination" shall mean as follows:

    (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (1) any Substantial Shareholder (as hereinafter defined), or (2) any other corporation which, after such merger or consolidation, would be a Substantial Shareholder, regardless of which entity survives;

    (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Substantial Shareholder of all or substantially all of the assets of the Corporation or any Subsidiary, or both;

    (iii) the adoption of any plan or proposal for the liquidation of the Corporation proposed by or on behalf of a Substantial Shareholder; or

    (iv) any transaction involving the Corporation or any Subsidiary, including any issuance, transfer or reclassification or any securities of, or any recapitalization of, the Corporation or any Subsidiary, or any merger or consolidation of the Corporation with any Subsidiary (whether or not involving a Substantial Shareholder), if the transaction would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary, of which a Substantial Shareholder is the Beneficial Owner.

2. "Substantial Shareholder" shall mean and include any individual, corporation, partnership or other person or entity (other than the Corporation or any Subsidiary) which, together with its "Affiliates" and "Associates" (as such terms were defined as of December 11, 1984, under Rule 13d-3 under the Securities Exchange Act of 1934) is the Beneficial Owner (as hereinafter defined) in the aggregate of more than five percent (5%) of the voting power of the then-outstanding shares of the Corporation entitled to vote generally in an election of directors; and any Affiliate or Associate of any such individual corporation, partnership or other person or entity.

3. "Beneficial Owner" - The term "Beneficial Owner" shall be defined with reference to the rules and regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934 as in effect from time to time provided that in addition thereto a person shall be a Beneficial Owner of any capital stock or be considered to "Beneficially" own any capital stock:

(i) which such person or any of its Affiliates and Associates beneficially owns, directly or indirectly; or

(ii)  which such person or any of its Affiliates and Associates has
(1) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; or

(iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of any shares of capital stock.

4. "Subsidiary" shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly by the Corporation.

5.  "Fair Consideration" shall mean,

(i) in the case of shares of Common Stock of the Corporation, an amount in cash or readily available funds at least equal to the highest of the following (whether or not the Substantial Shareholder has previously acquired any such shares):

     (a) the highest per share price paid by the Substantial Shareholder for any such shares acquired by it within the four-year period immediately preceding the first public announcement of the proposal of the Business Combination (hereinafter referred to as the "Announcement Date"), plus an "Adjustment" of such price, as defined hereafter in this
     Article 9;

     (b) the highest reported per share price at which such shares were publicly traded during the two-year period immediately preceding the Announcement Date, plus an "Adjustment" of such price, as defined hereafter in this Article 9;

     (c) the per share fair market value of such shares on the Announcement Date, plus an "Adjustment" of such value, as defined hereafter in this Article 9; or

     (d) the book value per share of the Common Stock of the Corporation (determined in accordance with generally accepted accounting principles) as of the end of the latest fiscal quarter preceding the Announcement Date, plus an "Adjustment" of such value as defined hereafter in this
     Article 9.

(ii) and in the case of any other shares of voting stock of the Corporation outstanding, an amount in cash or readily available funds at least equal to the highest of the following (whether or not the Substantial Shareholder has previously acquired any such shares):

         (a)  the highest per share price paid by the Substantial
              Shareholder for any such shares acquired by it within the four-year period immediately preceding the Announcement Date, plus an "Adjustment" of such price, as defined hereafter in this Article 9:

         (b) the highest reported per share price at which such shares were publicly traded during the two-year period immediately preceding the Announcement Date, plus an "Adjustment" of such price, as defined hereafter in this Article 9;

         (c) the per share fair market value of such shares on the Announcement Date, plus an "Adjustment" or such price, as defined hereafter in this Article 9; or

         (d) the highest preferential amount per share to which the holders of such shares are entitled in the event of voluntary or involuntary liquidation or dissolution or the Corporation.

    An "Adjustment" of any price or value per share for shares of stock of the Corporation under this Article 9 shall equal an amount of interest on such price or value compounded annually from the Announcement Date until the consummation of the Business Combination (the "Consummation Date"), or, in the case of subdivisions (a) and (b) in each of subsections 5 (i) and 5 (ii) in this Article 9, from the date the Substantial Shareholder first became a Substantial Shareholder (the "Determination Date") until the Consummation Date, at a market prime rate of interest as may be determined from time to time by a majority of the Board of Directors of the Corporation, less the aggregate amount of any cash dividends per share paid on such class of shares during such period up to but not in excess of such amount of interest.

    Notwithstanding any other provision of this Certificate of Incorporation or any provision of law or any preferred stock designation to the contrary, but in addition to any affirmative vote of the holders of any particular class or series of outstanding voting stock of the Corporation required by law or this Certificate of Incorporation or any preferred stock designation of this Corporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of the Corporation then entitled to vote in an election of directors, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article 9 or any provision of this Article 9.

SECOND: that the foresaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware by a majority of shareholders of First
Glen Bancorp, Inc. at the annual meeting of First Glen Bancorp, Inc.
on March 20, 1985

    IN WITNESS WHEREOF, said First Glen Bancorp, Inc. has caused the Certificate to be signed by G. Nelson Lowe, its Senior Vice President, and attested by Michael P. Brassel, its Secretary, this 5th day of April, 1985.

                                    First Glen Bancorp, Inc.

                                    By   /s/ G. Nelson Lowe
                                             G. Nelson Lowe
                                             Senior Vice President
Attest:

By   /s/ Michael P. Brassel
         Michael P. Brassel
         Secretary

Filed: April 15, 1985

                         CERTIFICATE OF AMENDMENT
                                    OF
                       CERTIFICATE OF INCORPORATION

    First Glen Bancorp, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

    FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation as amended of said corporation:

    RESOLVED that the Certificate of Incorporation as amended of First Glen Bancorp, Inc. be amended by changing Article 1 thereof so that, as amended, said Article shall be and read as follows:

        1. Name. The name of the corporation is EVERGREEN BANCORP, Inc. (hereinafter called the "Corporation").

    SECOND: That the foresaid amendment was duly adopted in accordance State of Delaware by a majority of shareholders of First Glen Bancorp, Inc. at the with the applicable provisions of Section 242 of the General Corporation Law of the annual meeting of First Glen Bancorp, Inc.
on April 23, 1986.

    IN WITNESS WHEREOF: said First Glen Bancorp, Inc. has caused the Certificate to be signed by Michael P. Brassel, its Senior Vice President, and attested by Kathleen Martinez, it Secretary, this 23rd day of April, 1986.

                                    First Glen Bancorp, Inc.

                                    By   /s/ Michael P. Brassel
                                             Michael P. Brassel
                                             Senior Vice President
Attest:

By   /s/ Kathleen G. Martinez
         Kathleen G. Martinez
         Secretary

Filed:  April 29, 1986

                         CERTIFICATE OF AMENDMENT
                                    OF
                       CERTIFICATE OF INCORPORATION

    Evergreen Bancorp, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

    FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation as amended of said corporation:

    RESOLVED that the Certificate of Incorporation as amended of Evergreen Bancorp, Inc. be amended by changing the first sentence of Article
4 thereof so that, as amended, said first paragraph of Article 4 shall be and read as follows:

    4. Number and Classes of Shares; Relative Rights, Preferences, and Limitations
    The total number of shares of all classes of stock which the Corporation shall have authority to issue is Four Million, Five Hundred Thousand (4,500,000), of which Four Million (4,000,000) shares of the par value of Three Dollars, Thirty Three and one Third Cents ($3.33 1/3) each, amounting in the aggregate to Thirteen Million Three Hundred Thirty
Three Thousand Three Hundred Thirty Three and One Third
Dollars ($13,333,333 1/3), shall be common stock and Five Hundred
Thousand (500,000) shares of the par value of Ten Dollars ($10.00) each, amounting in the aggregate to Five Million Dollars ($5,000,000), shall be preferred stock.

    SECOND: that the foresaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation law of the State of Delaware by a majority of shareholders of Evergreen Bancorp, Inc. at the annual meeting of Evergreen Bancorp, Inc. on April 23, 1986.

    THIRD:   that the aforesaid amendment shall become effective on
the close of business on May 30, 1986.

    IN WITNESS WHEREOF:     said Evergreen Bancorp, Inc. has caused
the Certificate to be signed by Michael P. Brassel, its Senior Vice President, and attested by Kathleen Martinez, its Secretary, this 19 day of May, 1986.

                                    Evergreen Bancorp, Inc.

                                    By   /s/ Michael P. Brassel
                                             Michael P. Brassel
Attest:                                      Senior Vice President

By   /s/ Kathleen G. Martinez
         Kathleen G. Martinez
         Secretary

Filed:  May 29, 1986

                         CERTIFICATE OF AMENDMENT
                                    OF
                       CERTIFICATE OF INCORPORATION

    Evergreen Bancorp, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

    FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation as amended of said corporation:

    RESOLVED: That the Certificate of Incorporation of EVERGREEN BANCORP, INC. as now in effect be amended by adding the following Article 10 thereto:

    10. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

    SECOND: That the foresaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware by a majority of stockholders of Evergreen Bancorp, Inc. at the annual meeting of Evergreen Bancorp, Inc., on April 15, 1987.

    IN WITNESS WHEREOF: Said Evergreen Bancorp, Inc. has caused the Certificate to be signed by Michael P. Brassel, its Senior Vice President, and attested by Kathleen Martinez, its Secretary, this 15th day of April, 1987.

                                    Evergreen Bancorp, Inc.

                                    By:   /s/  Michael P. Brassel
                                               Michael P. Brassel
                                               Senior Vice President
Attest:

By:   /s/ Kathleen G. Martinez
          Kathleen G. Martinez
          Secretary

Filed: May 13, 1987

                         CERTIFICATE OF AMENDMENT
                                    OF
                       CERTIFICATE OF INCORPORATION

    Evergreen Bancorp, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

    FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation as amended of said corporation;

    RESOLVED: That the Certificate of Incorporation as amended of Evergreen Bancorp, Inc., be amended by changing the first sentence of Article
4 thereof so that, as amended, said first sentence of Article 4 shall be and read as follows:

    4. Number and Classes of Shares; Relative Rights, Preferences, and Limitations
    The total number of shares of all classes of stock which the Corporation shall have authority to issue is Twenty Million, Five Hundred Thousand (20,500,000), of which Twenty Million (20,000,000) shares of the par value of Three Dollars, Thirty Three and One Third Cents ($3.33 1/3) each, amounting in the aggregate to Sixty Six Million Six Hundred
Sixty Six Thousand Six Hundred Sixty Six and Two Thirds Dollars
($66,666,666.67) shall be common stock and Five Hundred Thousand
(500,000) shares of the par value of Ten Dollars ($10.00) each, amounting in the aggregate to Five Million Dollars ($5,000,000), shall be preferred stock.

    SECOND: that the foresaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware by a majority of stockholders of Evergreen Bancorp, Inc. at the annual meeting of Evergreen Bancorp, Inc. on April 14, 1988.

    IN WITNESS WHEREOF: said Evergreen Bancorp, Inc., has caused this Certificate to be signed by Michael P. Brassel, its Senior Vice President, and attested by Kathleen G. Martinez, its Secretary, this 16 day of May, 1988.

                                    Evergreen Bancorp, Inc.

                                    By   /s/ Michael P. Brassel
                                             Michael P. Brassel
Attest:                                      Senior Vice President

By   /s/ Kathleen G. Martinez
         Kathleen G. Martinez
         Secretary

Filed:  May 31, 1988